Exhibit 99.2

Operating Results Scorecard
As of March 31, 2018

	Q1-17	Q2-17	Q3-17	Q4-17	2017	Q1-18	2018
Revenue (millions)
Domestic	$44.4	$42.6	$41.1	$43.2	$171.2	$41.6	$41.6
Offshore	$21.1	$19.4	$17.8	$18.8	$77.1	$18.2	$18.2
Nearshore	$12.2	$12.1	$10.5	$9.7	$44.3	$9.4	$9.4
Other						$(2.5)	$(2.5)
Company Total	$77.7	$74.0	$69.4	$71.6	$292.6	$66.6	$66.6

Revenue %
Domestic	57.1%	57.5%	59.2%	60.3%	58.5%	62.4%	62.4%
Offshore	27.2%	26.2%	25.7%	26.2%	26.3%	27.3%	27.3%
Nearshore	15.7%	16.3%	15.1%	13.5%	15.2%	14.1%	14.1%
Other						(3.8)%	(3.8)%
Company Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Gross Profit (millions)
Domestic	$1.5	$2.6	$1.6	$1.6	$7.3	$2.5	$2.5
Offshore	$6.2	$4.3	$4.1	$4.2	$18.8	$5.3	$5.3
Nearshore	$2.3	$2.1	$1.5	$0.2	$6.2	$0.1	$0.1
Other						$(2.5)	$(2.5)
Company Total	$10.0	$9.0	$7.3	$6.0	$32.4	$5.5	$5.5

Gross Profit %
Domestic	3.4%	6.0%	4.0%	3.7%	4.3%	6.1%	6.0%
Offshore	29.2%	22.2%	23.2%	22.4%	24.4%	29.2%	29.1%
Nearshore	19.2%	17.7%	14.8%	2.3%	14.1%	1.4%	1.1%
Other						100.0%	100.0%
Company Total	12.9%	12.1%	10.6%	8.4%	11.1%	8.2%	8.2%